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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):   May 5, 2003
                                                    -----------


                           FLORIDAFIRST BANCORP, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


       Florida                        000-32139                 59-3662010
----------------------------   ------------------------       -------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
of incorporation)                                         Identification Number)



205 East Orange Street, Lakeland, Florida                          33801
-----------------------------------------                          -----
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code:           (863) 688-6811
                                                              --------------

                                 Not applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
-------  ------------------------------------------------------------------

         (a) Not applicable.

         (b) Not applicable.

         (c)  Exhibits.  The  following  exhibits are being  furnished  with the report.

                         99.1     Press Release, dated May 5, 2003


Item 9.  Regulation FD Disclosure
-------  ------------------------

         Information under this Item 9 is being furnished pursuant to Item 12 - Results of Operations and Financial Condition in accordance with Release No. 34-47583. On May 5, 2003, the Registrant issued a press release to report earnings for the quarter ended March 31, 2003. A copy of the press release is furnished with this Form 8-K as an exhibit and is incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FLORIDAFIRST BANCORP, INC.



Date:    May 8, 2003               By:  /s/Gregory C. Wilkes
                                         ---------------------------------------
                                        Gregory C. Wilkes, President and
                                        Chief Executive Officer


Date:    May 8, 2003               By:   /s/Kerry P. Charlet
                                         ---------------------------------------
                                         Kerry P. Charlet, Senior Vice President
                                         and Chief Financial Officer
                                         (Chief Accounting Officer)

                  FloridaFirst Bancorp, Inc. Announces Earnings
                      for the Second Quarter of Fiscal 2003

Lakeland, FL, May 5, 2003 (Nasdaq National Market "FFBK"). FloridaFirst Bancorp, Inc. (the "Company") today reported net income, which includes a write-off of certain merger costs, for the quarter ended March 31, 2003 of $1,075,000, or $.20 diluted earnings per share, compared to net income of $1,208,000, or $.22 diluted earnings per share, for the same period last year. Net income, which includes a write-off of certain merger costs, was $2,571,000 for the six months ended March 31, 2003, or $.48 diluted earnings per share, compared to $2,542,000, or $.47 diluted earnings per share, for the same period last year.

For the three month and six month periods ended March 31, 2003, the Company wrote off merger related costs due to the withdrawal of the application by BB&T in which it sought to acquire control of the Company. The write-off of the merger related costs reduced net income for both periods by $312,000, or $.06 per share.

President and CEO, Gregory C. Wilkes, said "Our second quarter activities showed surprising strength in light of the uncertainties of the economic and geopolitical environments. Our retail and commercial lending activities have grown 7% and 8%, respectively, on an annualized basis. Total loan originations to date are up 26% over 2002 total loan production. In spite of record total lending activity, the low interest rate environment has stimulated a significant level of residential mortgage refinancing activity and corresponding prepayments of outstanding loan balances."

Wilkes commented further, "During the second quarter, we reached our one year anniversary of the successful acquisition of seven former Huntington Bank branches. Customer retention has exceeded our expectations and these offices are also increasing their retail lending activities as well as production of noninterest income."

"In the second quarter, we also learned BB&T elected to withdraw its application for approval to acquire control of our company after learning that OTS officials were applying a rigorous regulatory standard toward the sale of thrifts within three years of going public." Wilkes added, "As we previously indicated, we hope to be in a position to commence discussions in December of this year when we reach the third anniversary of our mutual to stock conversion."

The Company's wholly owned subsidiary, FloridaFirst Bank, currently operates 19 offices in Polk, Manatee, Highlands and Sumter Counties in the central area of the state of Florida. Visit our Website at www.floridafirstbank.com or for further information, contact Kerry P. Charlet, Chief Financial Officer, at (863) 688-6811, extension 1004.

Statements contained in this news release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by FloridaFirst Bancorp, Inc. with the Securities and Exchange Commission from time to time.

205 East Orange Street - P. O. Box 1527 - Lakeland, Florida 33802-1527 - (863) 688-6811

                           FLORIDAFIRST BANCORP, INC.
                         SELECTED FINANCIAL INFORMATION
                  (Dollars in thousands except per share data)

                                                 Three months ended           Six months ended
                                                      March 31,                   March 31,
                                                 ------------------           -----------------
                                                     2003      2002              2003      2002
                                                     ----      ----              ----      ----
Operating Data:
Interest income                                   $11,637   $11,825           $23,925   $23,091
Interest expense                                    5,361     6,130            11,319    12,301
Net interest income                                 6,276     5,695            12,606    10,790
Provision for loan losses                             180       170               360       320

Non-interest revenue:                               1,441     1,051             2,969     1,885
    Service fees, charges, etc                        685       474             1,314       888
    Gain on sale of loans                             196        99               432       191
    Gain on sale of securities and other assets       164       199               358       204
    Other                                             396       279               865       602

Non-interest expense:                               6,031     4,881            11,554     8,753
   Compensation and benefits                        2,796     2,731             5,531     4,977
   Occupancy and equipment expense                    858       716             1,710     1,315
   Amortization of Core Deposit Intangible            405       225               810       225
   Other                                            1,972     1,209             3,503     2,236

Net Income                                        $ 1,075   $ 1,208           $ 2,571   $ 2,542
Basic earnings per share                          $  0.21   $  0.24           $  0.51   $  0.50
Diluted earnings per share                        $  0.20   $  0.22           $  0.48   $  0.47
Weighted average shares outstanding - Basic         5,055     5,124             5,050     5,121
Weighted average shares outstanding - Diluted       5,306     5,409             5,310     5,389

Balance Sheet Data:                               Mar-03      Sep-02           Mar-02
                                                  ------      ------           ------
Total assets                                    $ 823,795  $ 859,446        $ 809,184
Loans, net                                        482,375    499,364          482,883
Securities                                        254,385    272,624          250,012
Deposits                                          581,368    587,431          584,398
FHLB advances                                     114,500    129,500          111,500
Total equity                                      100,558     98,978           93,640


                                                 Three months ended           Six months ended
                                                      March 31,                   March 31,
                                                 ------------------           -----------------
Selected Performance Ratios:                         2003      2002              2003      2002
                                                     ----      ----              ----      ----

(annualized where appropriate)
Return on average assets                             0.52%     0.67%             0.62%     0.74%
Return on average equity                             4.24%     5.10%             5.11%     5.37%
Net interest margin in average earning assets        3.39%     3.41%             3.37%     3.41%
Efficiency ratio                                       74%       71%               71%       68%

                                                    Mar-03    Mar-02
                                                    ------    ------
Allowance for loan losses to total loans             0.91%     0.95%
Non-performing assets to total assets                0.20%     0.26%

Equity to assets at period end                      12.21%    11.52%
Book value per share                              $ 18.69   $ 18.06

                       Website - www.floridafirstbank.com